Exhibit 31.3

Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14 and 15d-14, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Sudhir Agrawal, certify that:

     1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Hybridon, Inc. for the year ended December 31, 2004; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Sudhir Agrawal
Sudhir Agrawal
Chief Executive Officer

Dated: April 29, 2005